SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2018

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (606) 324-7196

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 11, 2018, City Holding Company (“City”) and Poage Bankshares, Inc. (“Poage”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which City will acquire Poage.

Under the terms of the Merger Agreement, each outstanding share of Poage common stock will be converted into the right to receive 0.335 shares of City common stock. In addition, each outstanding option to acquire shares of Poage common stock will convert into the right to receive a cash payment equal to the product of (i) the number of shares of Poage common stock subject to the stock option and (ii) the amount by which the per-share merger consideration exceeds the exercise price.

City and City National will increase the size of their respective Board of Directors by one member and will appoint Thomas L. Burnette, current Chairman of the Poage Board of Directors, to the Board of Directors of each of City and City National.

Following the acquisition of Poage by City, Town Square Bank, the wholly-owned subsidiary of Poage (“Town Square”), will merge with and into, City National Bank of West Virginia (“City National”), the wholly-owned subsidiary of City, with City National being the surviving institution.

The Merger Agreement contains customary representations and warranties from Poage and City, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Poage’s businesses during the interim period between the execution of the Merger Agreement and the closing of the merger, (2) Poage’s obligations to facilitate its shareholders’ consideration of, and voting upon, the merger, (3) the recommendation by the Board of Directors of Poage in favor of approval of the merger by its shareholders, and (4) Poage’s non-solicitation obligations relating to alternative business combination transactions.

The merger was unanimously approved by the Board of Directors of each of City and Poage and is expected to close in the fourth quarter of 2018.

Consummation of the merger is subject to certain customary conditions, including, among others, approval of the merger by Poage’s shareholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both City and Poage and further provides that, upon termination of the Merger Agreement under certain circumstances, Poage is obligated to pay City a termination fee of $4.0 million.

In connection with the execution of the Merger Agreement, all Poage directors entered into a voting agreement with City and Poage pursuant to which such individuals, in their capacities as shareholders, have agreed, among other things, to vote their respective shares of Poage common stock in favor of the approval of the merger.

The foregoing summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, City National has entered into an employment agreement with Bruce VanHorn, President and Chief Executive Officer of Poage and Town Square, effective at the closing of the merger. Additionally, Poage, Town Square and City have entered into settlement agreements with Mr. VanHorn, Jane Gilkerson, Executive Vice President and Chief Financial Officer of Poage and Town Square, and Miles Armentrout, Executive Vice President and Chief Credit Officer of Poage and Town Square.

The employment agreement with Mr. VanHorn provides for a two-year term, a minimum annual salary of $202,000 and discretionary cash bonuses. The settlement agreements settle the benefits owed to the executives under their change in control agreements with Town Square. Under the settlement agreements, Messrs. VanHorn and Armentrout and Ms. Gilkerson will be entitled to a cash payment equal to approximately $586,151, $155,920 and $157,204, respectively.

The foregoing summary of the employment agreement and settlement agreements is qualified in its entirety by reference to the employment agreement and settlement agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 11, 2018, by and between City Holding Company and Poage Bankshares, Inc.*

10.1	Employment Agreement, dated as of July 11, 2018, by and between City National Bank of West Virginia and Bruce VanHorn

10.2	Settlement Agreement, dated as of July 11, 2018, by and among Bruce VanHorn, Poage Bankshares, Inc, Town Square Bank and City Holding Company

10.3	Settlement Agreement, dated as of July 11, 2018, by and among Jane Gilkerson, Poage Bankshares, Inc, Town Square Bank and City Holding Company

10.4	Settlement Agreement, dated as of July 11, 2018, by and among Miles Armentrout, Poage Bankshares, Inc, Town Square Bank and City Holding Company

*        Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Poage will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between City and Poage, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) City and Poage’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of City and Poage may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the stockholders of Poage may fail to approve the merger; credit and interest rate risks associated with City’s and Poage’s respective businesses and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in City’s and Poage’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website at www.sec.gov. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to City or Poage or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, City and Poage do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, Poage will provide its shareholders with a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Before making any voting or investment decision, shareholders of Poage are urged to read the proxy statement/prospectus and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. The documents filed by City and Poage with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by City may be obtained free of charge at its website at www.bankatcity.com under the tab “Investors,” or by directing a request to: City Holding Company, 25 Gatewater Road, P.O. Box 7520, Charleston, West Virginia 25356, Attn.: Investor Relations. The documents filed by Poage may be obtained free of charge at its website at www.townsquarebank.com under the tab “Investor Relations,” or by directing a request to: Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attn.: Investor Relations.

Poage and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Poage in connection with the proposed merger. Information about the directors and executive officers of Poage is set forth in the proxy statement for Poage’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 13, 2018. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POAGE BANKSHARES, INC.

Date: July 12, 2018	By:	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer